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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Global Utility Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 9 to Registration Statement No. 33-37103 of our report dated January 8, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey

March 21, 1997